Exhibit 31.3

ELECTRONIC ARTS INC.

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) of the Exchange Act

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, John S. Riccitiello, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Electronic Arts Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2010	By:	/s/ John S. Riccitiello
John S. Riccitiello
Chief Executive Officer